Exhibit 99.1

Liu, Lin, Yuan & Shaw, Attorney at Law

No.233, Anji St., Zuoying Dist., Kaohsiung 813018, Taiwan

Taiwan, Republic of China

Tel: +886-7-557-9797

February 24, 2025

Via Email

RE: Docter Inc.

To whom it may concern,

Pursuant to your request on February 24, 2025, we, as R.O.C. counsel to Docter Inc. (the “Company”), are writing to provide our opinions as follows:

1.	In rendering the opinions set forth herein, we have examined the relevant laws and regulations of the Republic of China (also known as Taiwan, hereinafter referred to as “R.O.C.”). We have also reviewed the originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement on Form F-4 (the “Registration Statement”) filed by Aimfinity Investment Merger Sub I under the Securities Act with the United States Securities and Exchange Commission.

2.	In such examination, we have assumed, without independent verification:

I.	All signatures and seals on all the documents submitted to us are genuine; all documents submitted to us as originals are true and authentic and all documents submitted to us as copies conform to their originals;

II.	All the documents submitted to us are duly and validly authorized and executed and are in full force and effect as of the date hereof and have not been otherwise amended, altered, modified, rescinded, or revoked, and there is no circumstance or situation which would make all the documents illegal, void and null, or unenforceable;

III.	Where any document has been provided to us in undated form, it has been/will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as that provided to us;

IV.	There is no other law of a jurisdiction, other than the R.O.C., which would have any implication in relation to our opinion; and

V.	All the documents/information requested by us for the purpose of our due diligence review have/has been provided by the Company, and we further assume that no material documents/information whenever requested during the due diligence process have/has been withheld or otherwise not provided to us for any reason.

3.	As to facts material to the opinions, we have made due inquiries with and relied on the statements of responsible officers and other representatives of the Company, public officials or others, without independent verification.

4.	Based upon the foregoing, we are of the opinion that:

I.	Horn Enterprise Co., Ltd., the Company’s subsidiary, has been duly validly existing as a company limited by shares under the laws of the R.O.C.

II.	Subject to the conditions and qualifications described in the Registration Statement, all statements set forth in the Registration Statement under the captions “Summary of the Proxy Statement/Prospectus,” “Risk Factors – Risks Related to Docter’s Business,” “Risk Factors – Risks Related to Docter’s Intellectual Property,” “Risk Factors – Risks Related to Regulatory Compliance,” “Risk Factors – Risks Related to Docter’s Industry,” “Regulations Applicable To Docter”, and “Enforceability of Civil Liabilities under U.S. Securities Laws – Tawian” insofar as such statements constitute summaries of R.O.C. legal matters referred to therein, fairly summaries the matters described therein.

5.	The foregoing opinions are subject to the following qualification:

The opinions set forth herein are given with respect to the laws and regulations of the R.O.C. and the prevailing interpretation thereof as of the date hereof and do not purport to speculate as to future laws or regulations or as to future interpretations of current laws and regulations and we undertake no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason. No opinion is expressed as to the laws of any other jurisdiction.

6.	We hereby consent to the use of this letter in, and the filing hereof as an Exhibit to, the Registration Statement, and to the reference to our name under the headings “Enforceability of Civil Liabilities under U.S. Securities Laws – Tawian” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Sincerely yours,

/s/ Wan Chen, Tseng	February 24, 2025
Wan Chen, Tseng
Attorney-in-Charge